EXHIBIT 10.1

5. Paul Gendron Transition Operations Manager Agreement

Position: Transition Operations Manager. Term: Up to one year following closing unless earlier terminated by Buyer. Compensation: Continue existing salary and ordinary benefits during the transition period, subject to payroll processing and standard withholdings. Duties: customer transition, municipal contracts, vendor relations, employee training, fleet and shop transition, operational continuity. Authority Limitation: No independent authority to borrow funds, pledge assets, bind the Company, open bank accounts, or execute financing documents absent written authorization from the President. Non-compete and confidentiality obligations survive as provided in related agreements.

Signature Blocks:

John Murray
Date: 8-31-26

Paul M. Gendron
Date: 8-31-26

Sherri L Gendron

Sherri L. Gendron
Date: 8-31-26

Erik Carlson
Date: 8-31-26